                                                                    EXHIBIT 3.2

                                     BYLAWS

                                       OF

                              ISMIE HOLDINGS INC.



                                   ARTICLE I

                                    OFFICES

     SECTION 1. The registered office shall be in the City of Wilmington, County of Newcastle, State of Delaware.

     SECTION 2. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     SECTION 1. All meetings of the stockholders for the election of directors shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     SECTION 2. Annual meetings of stockholders shall be held on the third Wednesday of April, if not a legal holiday, and if a legal holiday, then on the next secular day following, or on such other date as shall be designated from time to time by the board of directors and stated in the notice of the meeting. At the annual meeting, the stockholders shall elect by a plurality vote by written ballot a board of directors, and transact such other business as may properly be brought before the meeting.

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     SECTION 3.  Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not fewer than ten nor more than sixty days before the date of the meeting.

     SECTION 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     SECTION 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called at any time by the chairman of the board and shall be called by the president or the secretary of the corporation at the request in writing of a majority of the members of the whole board of directors. Such request shall state the purpose or purposes of the proposed meeting. The business transacted at any special meeting of stockholders shall be limited to the purpose or purposes for which the meeting is called which are stated in the corporation's notice of the meeting pursuant to
Article II, Section 6 of these bylaws.

     SECTION 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not fewer than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

     SECTION 7. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after


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the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     SECTION 8. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of the General Corporation Law of the State of Delaware or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

     SECTION 9. At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. All proxies must be filed with the secretary of the corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Each stockholder shall have one vote for each share of common stock having voting power, registered in his name on the books of the corporation on the record date set by the board of directors as provided in Section 10 of this
Article II.

     SECTION 10. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor fewer than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.


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                                  ARTICLE III

                                   DIRECTORS

     SECTION 1. The number of directors (other than directors elected by the holders of one or more series of Preferred Stock) which shall constitute the whole board shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire board of directors, except that the number of directors shall not be less than three nor more than fifteen. Such directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and shall hold office until their successors are elected and qualified or until their earlier resignation or removal. Directors need not be stockholders.

     SECTION 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled (other than directors elected by the holders of one or more series of Preferred Stock) by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

     SECTION 3. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

     SECTION 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

     SECTION 5. The first meeting of each newly elected board of directors shall be held immediately following the adjournment of the annual meeting of the stockholders at the same place as such annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter


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provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

     SECTION 6. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

     SECTION 7. Special meetings of the board may be called by the chairman of the board or the president on at least two (2) days' notice to each director, either personally or by mail or telegram. Special meetings shall be called by the chairman of the board, the president or the secretary in like manner and on like notice at the written request of two (2) or more directors stating the purpose or purposes for which such meeting is requested. A meeting of the board of directors or any committee thereof by conference telephone or similar communication equipment by means of which all of the members of the board or committee participating may hear one another shall not require notice if a quorum of the board or committee are participating.

     SECTION 8. At all meetings of the board, a majority of the then duly elected directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     SECTION 9. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

                            COMMITTEES OF DIRECTORS

     SECTION 10. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may


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unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution or amending the bylaws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

     SECTION 11. Each committee shall keep regular minutes of its meetings and shall file such minutes and all written consents executed by its members with the secretary of the corporation.

                           COMPENSATION OF DIRECTORS

     SECTION 12. In the discretion of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed similar compensation for attending committee meetings.

                                   ARTICLE IV

                                    NOTICES

     SECTION 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the corporation, with postage thereon prepaid, and such


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notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or facsimile.

     SECTION 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE V

                                    OFFICERS

     SECTION 1. The initial officers of the corporation shall be elected by the board of directors and shall be a chairman of the board, a vice chairman of the board, a president, a chief operating officer, a chief administrative officer, a treasurer and a secretary. The board of directors may also elect one or more vice presidents, assistant vice-presidents, assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide. The chairman and vice chairman of the board of directors shall be chosen from the members of the board of directors. The board of directors may also designate persons as officers of divisions of the corporation, but such persons shall not be officers of the corporation.

     SECTION 2. The board of directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be provided for in these bylaws and as determined from time to time by the board.

     SECTION 3. The salaries of all officers of the corporation shall be fixed or approved from time to time by or under the direction of the board of directors.

     SECTION 4. The officers of the corporation shall hold office until the next annual meeting of the board of directors, until their successors are elected and qualified or until their earlier resignation or removal. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.


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                           THE CHAIRMAN OF THE BOARD

     SECTION 5. The chairman of the board of directors shall preside at all meetings of the stockholders and of the board of directors of the corporation and shall perform such other duties as may from time to time be prescribed by the board of directors or these bylaws.

                         THE VICE CHAIRMAN OF THE BOARD

     SECTION 6. In the absence or disability of the chairman of the board, the vice chairman of the board shall preside at meetings of the stockholders and of the board of directors of the corporation and shall perform the duties and exercise the powers of the chairman of the board. The vice chairman of the board shall perform such duties and have such powers as the chairman of the board or the board of directors may from time to time prescribe.

                                 THE PRESIDENT

     SECTION 7. The president shall be the chief executive officer of the corporation. He or she shall, under the general direction and supervision of the board of directors, perform such duties as are customarily incident to the office of president and shall have general and active supervision over the business affairs of the corporation and its employees. He or she shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and executing thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. He or she shall perform such other duties as may from time to time be prescribed by the board of directors or these bylaws.
In the absence or disability of the chairman of the board and the vice chairman of the board, he or she shall perform the duties and exercise the powers of the chairman of the board.

                            CHIEF OPERATING OFFICER

     SECTION 8. The chief operating officer of the corporation shall be in general and active charge of the day-to-day operations and business of the corporation. The chief operating officer shall report to the president and chief executive officer, unless otherwise expressly provided by the board of directors. In the absence or disability of the president, the chief operating officer shall perform the duties and exercise the powers of the president, unless otherwise provided by the board.


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                          CHIEF ADMINISTRATIVE OFFICER

     SECTION 9. The chief administrative officer shall be in general and active charge of the administrative functions of the corporation. The chief administrative officer shall report to the president and chief executive officer, unless otherwise expressly provided by the board of directors.

                              THE VICE-PRESIDENTS

     SECTION 10. The vice-presidents, if any are designated by the board of directors, shall perform such duties and have such powers as the president, subject to the general direction and supervision of the board of directors, may from time to time prescribe. A vice-president may execute contracts on behalf of the corporation pertaining to the normal course of his or her duties.

                     THE SECRETARY AND ASSISTANT SECRETARY

     SECTION 11. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or the president, under whose supervision he or she shall be. He or she shall have custody of the corporate seal of the corporation and he or she, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary.

     The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature.

     SECTION 12. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the president, subject to the general direction and supervision of the board of directors, may from time to time prescribe.


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                     THE TREASURER AND ASSISTANT TREASURERS

     SECTION 13. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. He or she shall disburse the funds of the corporation as may be ordered by the president or board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the president or board of directors so requires, an account of all of his or her transactions as treasurer and of the financial condition of the corporation. If required by the board of directors, he or she shall give the corporation a bond (which shall be renewed every six years), in such sum and with such surety or sureties as shall be satisfactory to the board of directors, for the faithful performance of the duties of his or her office and for the restoration to the corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the corporation.

     SECTION 14. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the president, subject to the general direction and supervision of the board of directors, may from time to time prescribe.

                                   ARTICLE VI

                             CERTIFICATES OF STOCK

     SECTION 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by or in the name of the corporation by (a) the chairman of the board, the president or a vice-president and (b) the treasurer or an assistant treasurer, the secretary or an assistant secretary of the corporation certifying the number of shares owned in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights


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shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     SECTION 2. Where a certificate is countersigned (a) by a transfer agent other than the corporation or its employee or (b) by a registrar other than the corporation or its employee, any other signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

     SECTION 3. Subject to the foregoing, certificates for stock of the corporation shall be in such form as the board of directors may from time to time prescribe.

                               LOST CERTIFICATES

     SECTION 4. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation or its transfer agent or registrar with respect to the certificate alleged to have been lost, stolen or destroyed.

                               TRANSFERS OF STOCK

     SECTION 5. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to


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issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                            REGISTERED STOCKHOLDERS

     SECTION 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VII

                             CONFLICTS OF INTEREST

     SECTION 1. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if:

          (1) The material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

          (2) The material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

          (3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof or the stockholders.


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     SECTION 2.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

                                   DIVIDENDS

     SECTION 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

     SECTION 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

     SECTION 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                  FISCAL YEAR

     SECTION 4. The fiscal year of the corporation shall be determined by resolution of the board of directors.


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

                                      SEAL

     SECTION 5. The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   ARTICLE IX

                                   AMENDMENTS

     SECTION 1. These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the board of directors, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting.


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